For Immediate Release

Neah Power Systems Names William A. Nitze to Strategic Advisory Board

Nitze to advise on commercialization and international growth strategies

Bothell, WA (Sept 9 2015) – Neah Power Systems, Inc. (OTC: NPWZ) (“the “Company”) today announces the addition of William A. Nitze to the Company’s strategic advisory board.

“Mr. Nitze’s extensive commercialization, capitalization, international business and focus on off-grid and renewable energy experience will be invaluable to the growth of our Company,” said Dr. Chris D’Couto, president and CEO of Neah Power Systems.

As a member of Neah Power Systems’ strategic advisory board, Nitze will contribute his knowledge and diverse specialties to assist the Company through continued corporate growth.

“I am pleased to facilitate the growth of Neah Power Systems with its unique and differentiated technology offerings, which are clearly needed for off-grid, renewable power for a variety of domestic and international markets,” commented Nitze. “It’s an honor to join the team and I look forward to providing Neah Power Systems with insight and guidance obtained from my current and previous endeavors.”

Nitze is currently chairman of Oceana Energy Company, a company developing and seeking to commercialize a new hydrokinetic technology to convert tidal energy into electricity; and chairman of Clear Path Technologies, Inc., a company that designs and builds neutron-based systems for detecting and identifying explosives and other dangerous substances in containers and develops integrated security solutions.  He is also vice-chairman of Senseye, Inc., a company software for the transmission of visual images and other information.

In 2003 Nitze co-founded GridPoint, Inc., a company that develops and markets intelligent energy management systems for commercial and industrial applications.  Nitze is senior advisor for Energy and Environment Policy at the Transnational Strategy Group.  He also serves on the board of the Aspen Institute and the advisory board of the Krasnow Institute for Advanced Study at George Mason University.

Nitze has held key positions in government, non-governmental organizations and the private sector in the United States and abroad.  From 1994 to 2001, he served as assistant administrator for International Activities at the U.S. Environmental Protection Agency.  He was president of the Alliance to Save Energy from 1990 to 1994; and from 1987 to 1990 served as deputy assistant secretary of State for Environment, Health and Natural Resources, for which he held a lead role in international negotiations on global issues such as climate change, ozone layer protection and trans-boundary air pollution.  Early in his career, Nitze worked in the legal department of Mobil Oil Corporation and from 1976 to 1980 was general counsel of Mobil Oil Japan.

Nitze is also an adjunct fellow at the Center for Strategic & International Studies and chairman of the board of advisors of the European Institute.  He is a member of the Council on Foreign Relations.

Nitze is a graduate of Harvard College, Wadham College, Oxford, and Harvard Law School.  He is a member of the State of New York and U.S. Supreme Court Bars.

About Neah Power Systems, Inc.

Neah Power Systems, Inc. is an innovator and supplier of cutting-edge power solutions for the military, transportation and portable electronics industries. Neah Power's long-lasting, efficient and safe solutions include patented and patent pending PowerChip®, Formira® and the BuzzBar Suite® of products. Most recently, Neah Power Systems was a 2012 ZINO Green Finalist, 2010 WTIA Finalist, and 2010 Best of What's New Popular Science Award. For more information visit www.neahpower.com.

Forward Looking Statements

Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements," which are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, and the Company does not undertake any responsibility to update any of these statements in the future. Please read Neah Power System's Form 10-K for the fiscal year ended September 30, 2014 and its Quarterly Reports on Form 10-Q filed with the SEC during fiscal 2015 for a discussion of such risks, uncertainties and other factors.

For more information please contact the Company at :

Neah Power Systems Inc.

David Kugelman

dkugelman@neahpower.com

(866) 692-6847 Toll Free - U.S. & Canada.